Exhibit 3.1

Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor - 940 Blanshard Street Victoria BC 1 877 526-1526

CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies

Notice of Articles
BUSINESS CORPORATIONS ACT	CAROL PREST

NOTICE OF ARTICLES

Name of Company: VIEMED HEALTHCARE, INC.

REGISTERED OFFICE INFORMATION

Mailing Address: 1055 WEST GEORGIA STREET 1500 ROYAL CENTRE P.O. BOX 11117 VANCOUVER BC V6E 4N7 CANADA	Delivery Address: 1055 WEST GEORGIA STREET 1500 ROYAL CENTRE P.O. BOX 11117 VANCOUVER BC V6E 4N7 CANADA

RECORDS OFFICE INFORMATION

Mailing Address: 1055 WEST GEORGIA STREET 1500 ROYAL CENTRE P.O. BOX 11117 VANCOUVER BC V6E 4N7 CANADA	Delivery Address: 1055 WEST GEORGIA STREET 1500 ROYAL CENTRE P.O. BOX 11117 VANCOUVER BC V6E 4N7 CANADA

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DIRECTOR INFORMATION

Last Name, First Name, Middle Name: HOYT, CASEY

Mailing Address: 202 N. LUKE STREET LAFAYETTE LA 70506 UNITED STATES	Delivery Address: 202 N. LUKE STREET LAFAYETTE LA 70506 UNITED STATES

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value

Without Special Rights or Restrictions attached

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